                                  EXHIBIT 10.26









                           COMPUTERVISION CORPORATION

                                   SUBLANDLORD




                                       AND




                             CAYENNE SOFTWARE, INC.

                                    SUBTENANT




                             ----------------------

                                    SUBLEASE
                             ----------------------




                                 October 1, 1997

                                TABLE OF CONTENTS

Section                                                                     Page

1. Term; Existing Sublease...................................................2
2. Minimum Rent..............................................................3
3. Use of the Sublease Premises..............................................4
4. Incorporation of Overlease Terms..........................................4
5. Additional Rent...........................................................8
6. Non-Applicability of Certain Overlease Provisions.........................10
7. Subleases, Assignments, etc...............................................12
8. Insurance.................................................................15
9. Indemnification...........................................................16
10. Payments.................................................................16
11. Brokerage................................................................17
12. Notices..................................................................17
13. Consent..................................................................17
14. Binding Effect...........................................................17
15. Modification, Waiver, etc................................................18
16. Acceptance of Rent; Surrender............................................18
17. WAIVER OF JURY TRIAL AND COUNTER CLAIMS..................................18
18. "As Is" Condition........................................................19
19. At End of Term...........................................................19
20. Alterations..............................................................19
21. Defaults and Remedies....................................................20
22. Holding Over.............................................................24
23.  No Privity of Estate....................................................25
24.  Consents and Approvals..................................................25
25.  Inspection of and Access to the Sublease Premises.......................25
26.  Environmental Compliance................................................25
27. Miscellaneous............................................................26


                                      (i)

                                    SUBLEASE


                  COMPUTERVISION CORPORATION, a Delaware corporation having an office at 100 Crosby Drive, Bedford, Massachusetts 01730 ("Sublandlord") and CAYENNE SOFTWARE, INC., a Massachusetts corporation having an office at 8 New England Executive Park, Burlington, Massachusetts 01803 ("Subtenant").


                              W I T N E S S E T H :

                  WHEREAS, pursuant to that certain Lease (the "Original Lease") dated August 31, 1974 between Space Realty Corp., predecessor in interest to Trustees of Bedford Z Trust (together with its successors and assigns "Overlandlord"), as landlord, and Sublandlord, as tenant, as such Original Lease was amended by that certain Amendment No. 1 dated May 31, 1977, that certain Amendment No. 2 dated January 10, 1978, that certain Amendment No. 3 dated August 23, 1978, that certain Amendment No. 4 dated October 16, 1978, that certain Amendment No. 5 dated October 16, 1978, that certain Amendment No. 6 dated April 17, 1979, that certain Amendment No. 7 dated November 12, 1979, that certain Amendment No. 8 dated November 12, 1979, that certain Amendment No. 9 dated May 28, 1980, that certain Amendment No. 10 dated April 18, 1980, that certain Amendment No. 11 dated April 22, 1981 and that certain Amendment No. 12 dated March 27, 1996 (the Original Lease, as so amended and as the same may be further amended from time to time, is hereinafter referred to as the "Overlease") Sublandlord leased from Overlandlord certain premises in a multi-building complex commonly known as Bedford Business Park, located on Crosby Drive, Bedford, Massachusetts and as more specifically described in the Overlease (the "Overlease Premises"); and

                  WHEREAS, Subtenant desires to sublet from Sublandlord the entire three (3) story building located at 14 Crosby Drive containing approximately 92,648 rentable square feet (the "Sublease Premises") upon the terms and subject to the provisions and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows:


                                      (1)

                              W I T N E S S E T H :


                  1.       Term; Existing Sublease

                  (a) Sublandlord hereby sublets the Sublease Premises to Subtenant and Subtenant hereby hires the Sublease Premises from Sublandlord commencing on November 1, 1997 (the "Commencement Date"), subject to the terms of Section 1(b) below, and, unless earlier terminated in accordance with the terms hereof or the Overlease, shall terminate on April 30, 2005 (the "Expiration Date"). Subtenant acknowledges that if the Overlease terminates for any reason whatsoever (other than by reason of a default by Sublandlord as tenant thereunder or a default hereunder) prior to the expiration of the term hereof (as the same may be renewed or extended, the "Sublease Term" or "Term"), this Sublease shall terminate simultaneously therewith, and such termination date of the Overlease shall be the date on which the term of this Sublease shall expire.

                  (b) This Sublease is made subject to that certain Sublease Agreement dated as of August 16, 1995 (the "Existing Sublease") between Sublandlord and Thinking Machines, Inc. (the "Existing Subtenant") and any and all leases, subleases and other matters caused or suffered by the Existing Subtenant, including, without limitation, that certain sublease dated as of April 22, 1996 (the "Existing Sub-Sublease") between the Existing Subtenant and Diagnostic Laboratory Medicine, Inc. Notwithstanding the foregoing, if Sublandlord shall fail to deliver possession of the Sublease Premises free and clear of the possession of the Existing Subtenant (but subject nevertheless to the possession and rights of the leasee under the Existing Sub-Sublease) on or before the Commencement Date, Subtenant shall have as its sole remedy the option to terminate the Sublease by notice to Sublandlord given on or before November 5, 1997. If Subtenant does not terminate the Sublease, then the Sublease Term shall commence on the Commencement Date, and Sublandlord shall assign, without recourse or representation, the Surrender Agreement (hereinafter defined) to Subtenant and thereupon be relieved entirely from any and all obligations to enforce the Surrender Agreement provided Sublandlord alone shall be liable for any payments due to the Existing Subtenant under the Surrender Agreement other than pursuant to the last paragraph thereof which shall be the responsibility of Subtenant if the Surrender Agreement is so assigned.

                  (c) On or before the date hereof, Sublandlord and the Existing Subtenant have entered into a certain Surrender Agreement (the "Surrender Agreement") substantially in the form attached hereto as Exhibit A. Sublandlord shall use commercially reasonable efforts to enforce the Surrender Agreement, provided, however Sublandlord shall have no liability to Subtenant by reason of any failure by the Existing Subtenant to observe any of the terms of the Surrender Agreement. No such failure(s) shall reduce any of Subtenant's obligations hereunder, give rise to any defense, offset, claim or counterclaim or entitle Subtenant to extend the Term or terminate this Sublease




                                      (2)
except as expressly provided above. In accordance with the Surrender Agreement, Subtenant shall accept an assignment of the Existing Sub-Sublease from the Existing Subtenant and assume the Existing Subtenant's obligations thereunder.

                  2.       Minimum Rent.

                  (a) During the Sublease Term, Subtenant covenants to pay to Sublandlord, without any prior notice or demand therefor, and without any deduction, offset, abatement, defense, counterclaim or set-off whatsoever except as expressly provided in Sections 4(b) and 6(c) below, a fixed minimum annual rental ("Minimum Rent") as follows:

                    (i) For the period commencing on the Commencement Date and ending on the day next preceding the first (1st) anniversary of the Commencement Date, $1,075,361.79 per annum in equal monthly installments of $89,613.49;

                   (ii) For the period commencing on the first (1st) anniversary of the Commencement Date and ending on the day next preceding the second (2nd) anniversary of the Commencement Date $1,146,612.48 per annum in equal monthly installments of $95,551.04;

                  (iii) For the period commencing on the second (2nd) anniversary of the Commencement Date and ending on the day next preceding the third (3rd) anniversary of the Commencement Date, $1,219,739.24 per annum in equal monthly installments of $101,644.94;

                   (iv) For the period commencing on the third (3rd) anniversary of the Commencement Date and ending on the day next preceding the fourth (4th) anniversary of the Commencement Date, $1,320,234.00 per annum in equal monthly installments of $110,019.50;

                    (v) For the period commencing on the fourth (4th) anniversary of the Commencement Date and ending on the day next preceding the fifth (5th) anniversary of the Commencement Date, $1,389,720.00 in equal monthly installments of $115,810.00;

                   (vi) For the period commencing on the fifth (5th) anniversary of the Commencement Date and ending on the day next preceding the sixth
         (6th) anniversary of the Commencement Date, $1,459,206.00 in equal monthly installments of $121,600.50;

                  (vii) For the period commencing on the sixth (6th) anniversary of the Commencement Date and ending on the day next preceding the seventh (7th) anniversary of the Commencement Date, $1,528,692.00 in equal monthly installments of $127,391.00; and

                                      (3)

                 (viii) For the period commencing on the seventh anniversary of the Commencement Date and ending on the Expiration Date, $1,598,178.00 per annum in equal monthly installments of $133,181.50.

Such sums shall be payable by Subtenant in lawful money of the United States, in advance, on or before the 25th day of each and every calendar month during the Sublease Term, except that the first monthly installment due hereunder (after giving effect to the terms of Section 2(b) below) shall be paid upon the execution hereof. The Minimum Rent payable on account of any partial calendar month during the term, if any, shall be prorated.

                  (b) Notwithstanding anything contained herein to the contrary, so long as Subtenant is not in default beyond any applicable notice and cure period which default is then continuing: (i) the first (1st), second (2nd), Third (3rd) and fourth (4th) monthly installments of Minimum Rent shall be abated; (ii) one-half (1/2) of each of the fifth (5th), sixth (6th), seventh
(7th) and eighth (8th) monthly installments of Minimum Rent shall be abated and
(iii) $38,603 of each of the ninth (9th), tenth (10th), eleventh (11th), twelfth
(12th) and thirteenth (13th) monthly installments of Minimum Rent shall be abated.

         3. Use of the Sublease Premises. Subtenant shall use and occupy, or cause to be used and occupied, the Sublease Premises solely for office use in accordance with the terms and conditions of the Overlease and for no other purpose, and subject to Section 4(f) below, Subtenant further covenants not to do, or permit any act in or about the Sublease Premises, which will result in a violation of the Overlease. During the Sublease Term, Subtenant shall be permitted to use up to 279 parking spaces at the Overlease Premises on an unreserved and non-exclusive basis. Notwithstanding anything contained in the first sentence of this Section 3 to the contrary, Subtenant may, after first obtaining Overlandlord's written consent, delivering a copy thereof to Sublandlord and for so long as such consent shall be effective, use the Sublease Premises for light manufacturing to the extent consented to by Overlandlord provided the same does not impose any cost, material risk or liability on Sublandlord and Subtenant complies in all respects with the terms of the Overlandlord's consent.

                  4.       Incorporation of Overlease Terms.

                  (a) Except as otherwise provided herein, words or terms which are capitalized herein shall have the meanings ascribed to them in the Original Lease unless the context clearly requires otherwise.

                  (b) This subletting, except as inconsistent with the terms hereof or herein specifically to the contrary provided, is, to the extent applicable to the Sublease Premises, upon all the terms, covenants and conditions of the letting effected by the Original Lease (and Section 6.1 and the first paragraph of 6.2 of Amendment No. 8 to the



                                      (4)

Original Lease) which are hereby incorporated by reference herein, subject to
Section 6 hereof, so that whenever the terms "Lessor" (or "Landlord"), "Lessee" (or "Tenant"), "this Lease," "the Premises," the "Term Commencement Date," "Term," and "Fixed Annual Rent" occur in the Original Lease, they shall be deemed to refer respectively to Sublandlord, Subtenant, this Sublease, the Sublease Premises, the Commencement Date, the Sublease Term and Minimum Rent. Throughout the Sublease Term, Subtenant will observe and perform all of the provisions of the Overlease to the extent applicable to the Sublease Premises (except for the payment of Annual Fixed Rent and other matters expressly excluded hereunder) on the part of Sublandlord to be performed as tenant thereunder and will not do, or permit to be done in or about the Sublease Premises, any act, manner or thing which will be, result in, or constitute a violation or breach of or a default under the Overlease (but only with respect to matters arising during the Sublease Term or while Subtenant is in occupancy of the Sublease Premises); any such violation, breach or default to constitute a breach by Subtenant of a substantial obligation under this Sublease. Subtenant hereby assumes the full, faithful and complete performance of the Overlease to the extent applicable to the Sublease Premises (but only with respect to matters arising during the Sublease Term or while Subtenant is in occupancy of the Sublease Premises) and, to the extent aforesaid, agrees that its occupancy shall be subject to, and that it will observe and perform, each and every term, covenant, provision, condition, agreement and obligation imposed upon Sublandlord in its capacity as tenant under the Overlease with respect to the Sublease Premises (but only with respect to matters arising during the Sublease Term or while Subtenant is in occupancy of the Sublease Premises), with the sole exception of provisions to the contrary herein contained. Subtenant hereby indemnifies and agrees to hold Sublandlord harmless from and against all claims, penalties, costs, losses and expenses, including, but not limited to, reasonable attorneys' fees, relocation expenses, rent differential expenses and obligations incurred by Sublandlord or owing to any other subtenant, assignee, or Overlandlord based upon any default by Subtenant or any sublessee or assignee of Subtenant in the performance of those terms, covenants and conditions of the Overlease which have been assumed by Subtenant (other than a payment default under the Overlease) except to the extent due to the wrongful acts or negligence of Sublandlord or of other sublessees or assignee of Sublandlord (other than Subtenant). Sublandlord hereby indemnifies and agrees to hold Subtenant harmless from and against all claims, penalties, costs, losses and expenses (including, without limitation, reasonable attorneys' fees, relocation expenses, rent differential expenses and obligations incurred by Subtenant or owing to any subtenant or assignee of Subtenant) based upon any default by Sublandlord or of other sublessees or assignee of Sublandlord (other than Subtenant) in the performance of those terms, covenants and conditions of the Overlease which have not been assumed by Subtenant except to the extent that Subtenant has indemnified Sublandlord with respect thereto or same is due to a default by Subtenant hereunder or the wrongful acts or negligence of Subtenant. Subtenant shall pay to Sublandlord, as Additional Rent hereunder, any and all sums which Sublandlord is required to pay to Overlandlord to the extent caused by Subtenant's failure to perform or observe any of the terms and conditions of the Overlease pertaining to the Sublease Premises or by any act or omission described in the sentence preceding the preceding



                                      (5)
sentence. Notwithstanding the above, Sublandlord shall not be liable to Subtenant for any failure in performance resulting from the failure in performance by the Overlandlord of the corresponding covenant of the Overlease and Sublandlord's obligations hereunder are accordingly conditional where such obligations require such parallel performance by Overlandlord. Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the obligations required of Sublandlord by the terms of this Sublease; Sublandlord agrees, however, to use reasonable efforts to enforce the Overlease for the benefit of Subtenant upon Subtenant's request. Subtenant agrees to promptly reimburse Sublandlord for any and all reasonable costs it shall incur in expending any such efforts, and Subtenant does hereby indemnify and agree to hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Sublandlord in expending such efforts. Except as provided in Section 4(g), nothing contained in this Sublease shall require Sublandlord to institute any suit or action to enforce any such rights. In amplification, and not in limitation of the foregoing, and without any allowance to Subtenant or other reduction, abatement or adjustment of Minimum Rent or Additional Rent, Sublandlord shall not be responsible for furnishing elevator, electric, HVAC, cleaning, painting, window washing or other services, nor for any maintenance, repairs installation or alterations in or to the Premises or the Sublease Premises. In addition to the foregoing, no such failure or default on the part of Overlandlord shall constitute an actual or constructive total or partial eviction of Subtenant or entitle Subtenant to a reduction or abatement of Minimum Rent or Additional Rent hereunder except as expressly provided herein to the contrary. Notwithstanding anything contained herein to the contrary, to the extent that the failure in performance by the Overlandlord of its obligations under the Overlease results in a right to an abatement of rent under the Overlease with respect to the Sublease Premises, Subtenant shall be entitled to an abatement of rent hereunder; provided, however, the amount of such abatement shall not exceed the amount of abatement under the Overlease which Sublandlord has a right to receive with respect to the Sublease Premises.

                  (c) In any case where the consent or approval of Overlandlord shall be required pursuant to the Overlease, Sublandlord's consent shall also be required hereunder; provided, however, Sublandlord agrees not to unreasonably withhold its consent under this Section 4(c) to any item which shall have been approved by Overlandlord. Sublandlord warrants and represents that a complete copy of the Overlease is attached hereto as Exhibit B and there are no rules or regulations promulgated under the Overlease.

                  (d) If Subtenant shall default (beyond any applicable notice and cure period) in the payment of Minimum Rent or Additional Rent hereunder or in the performance or observance of any of the terms, covenants or conditions of this Sublease or the Overlease (to the extent applicable to the Sublease Premises) on the part of Subtenant to be performed or observed, Sublandlord shall have all rights available at law and/or equity and the right (but not the obligation) to exercise against Subtenant in connection with this Sublease all of the same rights and remedies provided to or reserved



                                      (6)
herein or by Overlandlord in the Overlease; provided, however, the foregoing shall in no way be deemed to limit or impair the rights and privileges of the Overlandlord under the Overlease or to impose any obligations on the part of Sublandlord by reason of the exercise by Overlandlord of any of such rights or privileges with respect to the Sublease Premises or to the use and occupation thereof by Subtenant. Without limitation of the foregoing or the terms and provisions of Section 21 hereof, Sublandlord shall have the same rights and remedies against Subtenant in the event of non-payment by Subtenant of Minimum Rent or Additional Rent hereunder as are available to Overlandlord under the Overlease, at law and/or in equity for the non-payment of rent or of any installment thereof.

                  (e) Sublandlord and Subtenant shall each, promptly after receipt thereof, notify the other of any notice served by Overlandlord upon it pursuant to the terms, provisions and conditions of the Overlease or with reference to this Sublease or the Sublease Premises. Wherever Overlandlord requires Sublandlord (or Subtenant) to take any action or to cure any default (other than a default in the payment of Minimum Rent or Additional Rent pursuant to the Overlease or other default curable solely by Sublandlord) applicable to the Sublease Premises (but only with respect to matters arising during the Sublease Term or while Subtenant is in occupancy of the Sublease Premises) within a period of time stated in such notice or in the Overlease, Subtenant shall complete such action or cure such default not later than five (5) days prior to the expiration of such period and shall immediately furnish written notice of compliance to Sublandlord. If Subtenant fails to timely complete such cure, Sublandlord shall have the option, but not the obligation, to take any such action, on behalf of Subtenant and Subtenant shall pay to Sublandlord, upon demand, as Additional Rent the amount expended by Sublandlord in so doing together with interest at the rate set forth in Section IX of the Overlease.

                  (f) Notwithstanding anything to the contrary herein, with respect to the physical condition of the Sublease Premises and the other portions of the Overlease Premises, Subtenant shall not be liable or responsible for any cost, expense, liability or obligation with respect to any matters arising or conditions existing prior to the earlier of the commencement date under the Existing Sublease or the date on which the Existing Subtenant took occupancy of the Sublease Premises. Subtenant shall not be responsible for any amounts due under the second paragraph of Section 6.2 of Amendment No. 8 to the Original Lease resulting from any request by Sublandlord for Overlandlord to undertake additional leasehold improvements unless such request corresponds to a request made by Subtenant.

                  (g) Sublandlord agrees that if (i) Overlandlord is in default of its obligations under the Overlease after the expiration of any applicable cure period, (ii) such default materially adversely affects Subtenant, (iii) Sublandlord shall have exhausted all reasonable efforts to compel Overlandlord to cure such default (other than commencing appropriate legal action), (iv) no default shall exist in the payment of Minimum Rent, Additional Rent or any other sum or any other obligation of Subtenant hereunder beyond any applicable notice and cure period and (v) Subtenant shall have



                                      (7)
delivered to Sublandlord assurances, including security if reasonably required by Sublandlord, satisfactory in all respects to Sublandlord in the exercise of its reasonable judgment, for the performance of Subtenant's obligations under this Section 4(g), then Sublandlord shall institute such appropriate legal action to enforce Overlandlord's obligations with respect to the Sublease Premises as Subtenant may reasonably request in writing, at Subtenant's sole cost and expense, with counsel of Sublandlord's selection reasonably acceptable to Subtenant; provided, however, if the only premises demised under the Overlease are the Sublease Premises, Subtenant shall be entitled to commence and prosecute in a manner reasonably acceptable to Sublandlord such action. Subtenant shall within five (5) days after demand reimburse Sublandlord for any and all costs which Sublandlord shall incur in connection with any such action, and Subtenant does hereby indemnify and agree to hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred or suffered by Sublandlord by reason of or in connection with such action.

                  (h) Sublandlord shall not do, or permit to be done in or about the Overlease Premises (exclusive of the areas in and about the Sublease Premises), any act, manner or thing that will result in, be or constitute a violation, breach or default on the part of Sublandlord under the Overlease. Sublandlord shall not modify or terminate the Overlease in any manner that would adversely affect Subtenant's rights and obligations hereunder or reduce Overlandlord's obligations with respect to the Subleased Premises and in no event shall Subtenant be obligated to perform any additional obligation by reason of any amendment made to the Original Lease after the date hereof; provided, however, Sublandlord may terminate the Overlease to the extent permitted by applicable law or as provided in the Original Lease and Amendments Nos. 1 through No. 12, inclusive, to the Original Lease. Nothing contained herein is intended to reduce Sublandlord's liability by reason of Sublandlord's rejection or termination of the Overlease in connection with any of the events or circumstances described in Section 21(a)(v) occurring with respect to Sublandlord.

                  5.       Additional Rent.

                  (a) All amounts payable hereunder by Subtenant other than Minimum Rent are referred to as "Additional Rent." Sublandlord shall have the same rights and remedies with respect to the non-payment or late-payment of Minimum Rent as Sublandlord has with respect to the non-payment or late-payment (as applicable) of Minimum Rent.

                  (b) As Additional Rent hereunder, Subtenant shall pay to Sublandlord all amounts payable by Sublandlord (as tenant under the Overlease) with respect to the Sublease Premises and its appurtenances attributable to the Sublease Term and/or any other period of occupancy by Subtenant other than Fixed Annual Rent and penalties, late charges, interest payable by Sublandlord by reason of its failure to timely pay such Fixed Annual Rent or to turn over to Overlandlord any items of Additional Rent payable to



                                      (8)

Overlandlord promptly after the payment thereof by Subtenant. Without limiting the generality of the foregoing, Subtenant shall pay all amounts payable by Sublandlord as tenant under the Overlease on account of Tax Expenses, Management Fees and Net Rental Operating Expenses and all other amounts payable under Sections 5.3, 5.4 and 5.5 of Amendment No. 8 to the Original Lease, attributable to the Sublease Premises and/or its appurtenances for the Sublease Term or while Subtenant is in occupancy. Sublandlord shall request that Overlandlord continue its current practices of reconciling payments based on estimates with actual expenses every twelve months. Sublandlord estimates that the annual Tax Expenses, Management Fee and Net Rental Operating Expenses for 1997 for the Subleased Premises will be $4.91 per rentable square foot. Such estimate shall not be binding on either party. The parties acknowledge that the Sublease Premises contain approximately 92,648 rentable square feet.

                  (c) In the event that Additional Rent is due under the Overlease with respect to any period which includes the Commencement Date or the date of expiration of the Term, Subtenant's obligations hereunder on account of such Additional Rent shall be appropriately prorated. Subtenant's obligation to pay Additional Rent, pursuant to the terms of this Section 5, shall survive the expiration or earlier termination of the Term.

                  (d) Subtenant shall pay Additional Rent, from time to time, within the periods specified in Section 10 hereof, without any deduction or offset whatsoever except as expressly set forth herein. Subtenant shall also pay any costs relating to repair or restoration of the Sublease Premises to the extent such obligation might otherwise rest on Sublandlord under the Overlease, other than with respect to matters existing prior to the earlier of the Commencement Date and the date on which Subtenant takes occupancy of the Sublease Premises.

                  (e) If any commercial rent tax or occupancy tax shall be levied with regard to the Sublease Premises with respect to the Sublease Term or Subtenant's occupancy of the Sublease Premises, Subtenant shall pay the same either to the taxing authority, or, if appropriate, to Sublandlord as Additional Rent, on or before the due date of such payment. In the event that any such tax payment shall be made to Sublandlord, Sublandlord shall remit the amount of such payment to the taxing authority on Subtenant's behalf.

                  (f) Subtenant shall pay directly to the landlord under the Overlease when due monetary obligations of any kind Subtenant incurs directly with the landlord under the Overlease, including, but not limited to, the cost of the lobby guard (if any) and any similar or other charges or obligations incurred from time to time by Subtenant or any sublessee or transferee of Subtenant. Such sums shall be deemed Additional Rent hereunder.

                  (g) Subtenant shall pay from time to time to Sublandlord for all electricity used in the Sublease Premises during the Sublease Term or while Subtenant is in occupancy of the Sublease Premises, all amounts charged to Sublandlord for or on



                                      (9)
account of such electricity and the charges therefor (including, without limitation, taxes and/or surcharges thereon), all not later than five (5) days prior to the date on which Sublandlord is obligated to make the corresponding payment. Subtenant shall pay directly to the utility company(ies) when due any charges for, or on account of, utilities directly billed to Subtenant by such company(ies) for utilities consumed in the Sublease Premises during the Sublease Term or while Subtenant is in occupancy of the Sublease Premises.

                  6. Non-Applicability of Certain Overlease Provisions. The terms of the Overlease as incorporated herein so as to relate directly to the relationship between Sublandlord and Subtenant hereunder pursuant to the first sentence of Section 4(b) hereof are modified as follows; provided, however the following modifications of the provisions of the Overlease, are made solely as to the incorporation by reference of the Overlease herein and do not affect Subtenant's obligations under the second and third sentences of Section 4(b) hereof:

                  (a) In all cases, if the Subtenant is required to submit to, exhibit to, provide or supply to Sublandlord (or if the Sublandlord hereunder is required to submit to, exhibit to, provide or supply Overlandlord pursuant to the terms of the Overlease, as the same relates to the Subleased Premises) with evidence, certificates or any other matter or thing, or to give Sublandlord (or Overlandlord, as aforesaid) notice, then Subtenant shall be required, absent Sublandlord's written consent to the contrary, to submit, exhibit, provide or supply such evidence, certificates or any other matter or thing simultaneously to Overlandlord and Sublandlord;

                  (b) The following provisions of the Original Lease are deleted: Article I; Article III; Paragraphs IV (a), (b) and (g); Paragraphs VII
(c), (d) and (f); Article V; Paragraph VI (b), (g)(iv) and (g)(v); Article X;
Article XI; Paragraph XII (a); the first two sentences and the fourth sentence of Article XIII; and Exhibits A and B;

                  (c) The terms of Article VIII of the Original Lease as incorporated herein are hereby modified so that:

                    (i) Subtenant hereby acknowledges that Sublandlord and Overlandlord shall be entitled to construe the terms of Article VIII of the Overlease as though the Sublease Premises were the only premises demised by the Overlease. Sublandlord hereby acknowledges that Article VIII of the Overlease applies to the Sublease Premises.

                   (ii) Paragraphs VIII(a)(ii) and VIII(b) of the Overlease are deleted in their entirety for purposes of incorporation herein and the following shall apply:

                    (A) Subtenant shall have the following option, which it must exercise by written notice to Sublandlord within seven (7) days from the occurrence of a casualty. Unless such notice is given, the following option shall not operate. In



                                      (10)
         the event of a casualty which deprives Subtenant of the use of more than 50% of the Sublease Premises and requires Sublandlord, subject to the terms of Section 4(b) and 4(g) of this Sublease, to rebuild in accordance with the provisions of Paragraph VIII(a)(i) of the Original Lease as incorporated herein, the following procedure shall be followed: An independent engineering firm shall promptly determine whether or not the Sublease Premises can be restored, within two hundred seventy (270) days from the date of the engineer's written report, to substantially the condition it was in immediately prior to the casualty. If the engineer's report (taking into consideration, among other relevant factors, availability of labor and materials and the time necessary to employ a contractor who is available to commence work) concludes that the restoration can reasonably be accomplished in 270 days or less, then the restoration shall proceed in accordance with the provisions of this Sublease. However, if the engineering report concludes that the restoration cannot reasonably be accomplished within 270 days from the date of the report, then Subtenant shall have seven
         (7) days from the issuance of the engineering report within which to notify Sublandlord in writing that it elects to terminate the term of this Sublease 270 days (or such shorter time during which the Subtenant's rent is abated in full under the provisions of Section 6(c)(ii)(B) below) from the date of receipt of the notice and this Sublease shall so terminate. In the event said notice is not received within seven (7) days from the date of the engineer's report, Subtenant shall be deemed to have consented to the restoration and shall have waived any rights to terminate the term of the Sublease hereunder. In the event the engineering report should estimate that 270 days or less are reasonably necessary to accomplish the restoration and for any reason the report is incorrect and the period of time necessary to accomplish the restoration exceeds 270 days, Subtenant agrees that it will continue to be bound according to the terms of this Sublease. The cost of the engineer's report shall be borne, subject to the terms of
         Section 4(b) and 4(g) of this Sublease, solely by Sublandlord. In the event this Section 6(c)(ii)(A) shall operate, and notwithstanding any provision to the contrary in Section VIII(a)(i) of the Original Lease as incorporated herein, Sublandlord, subject to the terms of Sections 4(b) and (g) above, shall commence the restoration as soon as reasonably practicable after the expiration of the second ten (10) day notice period set forth in Paragraph VIII(a)(ii) of the Overlease. Such engineering firm shall be acceptable to Overlandlord and Sublandlord; provided, however, Sublandlord shall not accept an engineering firm to which Subtenant has timely made a reasonable objection. In all events, the engineering firm of Charles T. Main, Inc., of Boston, Massachusetts shall be acceptable to Sublandlord and Subtenant.

                    (B) In case the Sublease Premises or a part thereof are rendered untenantable by fire or other casualty or action of public authority in consequence thereof, a just proportion of the Minimum Rent and Additional Rent, according to the nature or extent of the injury, shall be abated until the repair is completed, but if the abatement would at any time exceed the sum of insurance against abatement or loss of rent under this Sublease in case of fire or other casualty similarly




                                      (11)
         insured against, plus any abatement to which Sublandlord may be correspondingly entitled to under the Overlease, Sublandlord or Subtenant may terminate this Sublease by giving the other at least twenty (20) days notice specifying the termination date, unless Subtenant before the termination date waives abatement to the extent of such excess.

                  (iv) Clause (i) of the first sentence of Paragraph VIII(d) of the Original Lease is deleted for purposes of incorporation herein. The phrase "96 unassigned . . . the term" in clause (ii) of the Original Lease is deleted for purposes of incorporation and is replaced with "eighty percent (80%) of the parking spaces under Section 3 of this Sublease remain available to Subtenant."

                    (v) If the Overlease is terminated with respect to the Sublease Premises pursuant to Article VIII thereof, this Sublease shall also terminate as and when the Overlease is so terminated. In the event of a casualty or condemnation affecting all or any part of the Overlease Premises, Sublandlord shall have the right, in its sole discretion, to determine whether or not to terminate the Overlease (in whole or in part), and if it does so Subtenant (without waiving any of its rights against Overlandlord under the Recognition Agreement (as defined in Section 27(c) below)) shall have no claim against Sublandlord as a result thereof; and

                  (d) The time limits contained in the Original Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the lessee thereunder, or for the exercise by the lessee thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five days, so that in each instance Subtenant shall have five days less time to observe or perform hereunder than Sublandlord has as the lessee under the Overlease.

                  7.       Subleases, Assignments, etc.

                  (a) Subtenant, on its own behalf and on behalf of its heirs, distributees, executives, administrators, legal representatives, successors and assigns, covenants and agrees that Subtenant shall not, by operation of law or otherwise: (i) assign, mortgage or encumber its interest in this Sublease, in whole or in part, or (ii) sublet, or permit the subletting of, the Sublease Premises or any part thereof, or (iii) permit the Sublease Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any person or entity other than Subtenant without the prior written consent of Sublandlord and Overlandlord in each instance. Any violation of the provisions of this Section 7(a) shall constitute a material default under this Sublease.

                  (b) Provided that Subtenant is not in default (beyond any applicable notice and cure period) under any of the terms, covenants and conditions of this Sublease, Sublandlord shall not unreasonably withhold its consent to a proposed sublease of less



                                      (12)
than all or substantially all of the Sublease Premises, provided the following terms and conditions are first satisfied:

                    (i) Subtenant shall have complied with the provisions of the Overlease and shall obtain, prior to the effective date of such sublease, any required consents of Overlandlord to such sublease;

                   (ii) In Sublandlord's reasonable judgment, the proposed subtenant is engaged in a business, and the Sublease Premises will be used in a manner, which (A) is in keeping with the then standards of the Premises and (B) is limited to the use for the purposes set forth in this Sublease, and for no other purposes;

                  (iii) The proposed subtenant shall be reputable and shall have, in the reasonable judgment of Sublandlord, sufficient financial worth to perform the obligations of the subtenant under the sublease as evidenced by the presentation to Sublandlord of financial and other information regarding the proposed subtenant including, without limitation, its business experience, a current financial statement, and such other information as Sublandlord may reasonably request;

                   (iv) The sublease shall be subject and subordinate to all provisions of this Sublease and the Overlease and all of the rights of Sublandlord hereunder and of Overlandlord under the Overlease;

                    (v) Subtenant shall deliver to Sublandlord a duplicate original of such sublease, duly executed and acknowledged by Subtenant and the subtenant, at the time Subtenant requests Sublandlord's consent thereto;

                   (vi) The sublease shall provide that it is subject and subordinate to this Sublease and to the matters to which this Sublease is or shall be subordinate, and that, in the event of termination, re-entry or dispossession by Sublandlord under this Sublease, Sublandlord may, at its option, take over any of the right, title and interest of Subtenant, as sublessor, under such sublease, and the subtenant shall, at Sublandlord's option, attorn to Sublandlord pursuant to the then executory provisions of such sublease, except that Sublandlord shall not (A) be liable for any previous act or omission of Subtenant under such sublease, (B) be subject to any counterclaim, offset or defense, which theretofore accrued to such subtenant against Subtenant, or (C) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's rent (it being acknowledged and agreed, however, that the provisions of this Section 7(b)(vi) shall be self-operative, and that no further instrument shall be required to give effect to this provision);

                  (vii) The Subtentant's subtenant shall have no right whatsoever to further sublet the Sublease Premises or any portion thereof or to assign its interest in the sublease;

                                      (13)

                 (viii) There shall not be more than three subtenants or occupants (including Subtenant and the Existing Sub-Subtenant) of the Sublease Premises; and

                  (vix) No sublease shall be for less than 10,000 contiguous square feet of area and shall be of a shape or configuration such that each of the area proposed to be sublet and the remainder of the Sublease Premises shall in Sublandlord's reasonable judgment constitute commercially marketable separate rental units.

                  (c) Subtenant shall reimburse Sublandlord on demand for all costs (including, without limitation, reasonable attorneys' fees, as well as the costs of making investigations as to the acceptability of the proposed assignee or subtenant) which may be incurred by Sublandlord in connection with a request by Subtenant that Sublandlord consent to any proposed assignment or sublease.

                  (d) Subtenant hereby waives any claim against Sublandlord for money damages which Subtenant may have based upon any assertion that Sublandlord has unreasonably withheld or delayed any consent to a subletting pursuant to the provisions of this Sublease provided that Sublandlord has acted in good faith. Subtenant agrees that its sole remedy shall be an action or proceeding to enforce such provisions or for specific performance.

                  (e) If Sublandlord shall give its consent to any sublease of the Sublease Premises, Subtenant shall pay to Sublandlord, as Additional Rent, 50% of any and all Sublease Profits (as hereinafter defined). Subtenant shall also pay to Overlandlord any and all amounts payable by Sublandlord under the Overlease by reason of such sublease. For purposes of this Sublease, the term "Sublease Profits" shall be deemed to mean the amount by which (i) all rents, additional charges or other consideration payable under the sublease to, or in connection with the subletting by, Subtenant (including, but not limited to, sums paid for the sale or rental of Subtenant's fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of the sale thereof, the then fair market value or fair rental value, as applicable, of any such fixtures, leasing improvements, equipment, furniture or other personal property) after deducting therefrom (other than in the case of the Existing Sub-Sublease) the amount of any reasonable brokerage commission, attorney's fees and advertising costs, and the reasonable cost of constructing demising walls and performing other customary tenant improvements in connection with the subletting actually incurred by Subtenant in connection with such subletting, exceed the (ii) Minimum Rent and regularly scheduled items of Additional Rent accruing during the term of such sublease pursuant to the terms hereof, in each case, with respect to the portion of the Sublease Premises to be subleased. Subtenant shall also pay to Sublandlord 50% of all amounts in excess of the amounts payable by the subtenant under the Existing Sub-Sublease by reason of any amendment, modification or extension of the Existing Sub-Sublease or any new sublease with such subtenant or its affiliates, successors or assigns. The sums payable under this Section



                                      (14)

7(e) to the extent corresponding to amounts payable by any such subtenant shall be paid to Sublandlord as and when payable by such subtenant to Subtenant.

                  (f) Any attempted assignment or subletting made contrary to the provisions of this Section 7 shall be null and void. No consent by Sublandlord or Overlandlord to any assignment or subletting shall in any manner be considered to relieve Subtenant from obtaining Sublandlord's and Overlandlord's express written consent to any further assignment or subletting. The provisions of this Section 7 shall apply to each and every sublease Subtenant proposes to enter into during the Sublease Term. For the purposes of this Section 7, "sublettings" shall be deemed to include all sub-sublettings as well as sublettings.

                  (g) The direct or indirect transfer and/or exchange of thirty (30%) percent or more (aggregating all prior transfers) of the shares or other capital interest of Subtenant or of the shares or other capital interest of any entity of which Subtenant is a direct or indirect subsidiary, including transfers by operation of law and including a related or unrelated series of transactions, shall be deemed an assignment of this Sublease for purposes of this Section 7; provided, however, the foregoing provisions of this Section 7(g) shall not apply to Subtenant if all the outstanding voting stock of Subtenant is then publicly traded.

                  8. Insurance. If the cost of any insurance carried by Sublandlord with respect to the Sublease Premises or any other part of the Premises shall be increased for any reason attributable to Subtenant, its use of the Sublease Premises, its acts or omissions, then Subtenant shall reimburse Sublandlord for all such additional cost as Additional Rent. Subtenant shall pay as Additional Rent hereunder Subtenant's pro rata share of Sublandlord's premiums for insurance maintained by Sublandlord under the Overlease, except for that portion, if any, of such premiums which is attributable to special uses or acts of other tenants or subtenants of the Sublease Premises or the Overlease Premises. Sublandlord shall not be liable for any damage to persons or property sustained by Subtenant or others by reason of Subtenant's use and occupancy of the Sublease Premises or by reason of any act, omission, accident or occurrence in the Sublease Premises. Subtenant agrees to indemnify and to hold Sublandlord harmless from and against any and all claims arising in connection with the Sublease Premises during the Sublease Term or while Subtenant is in occupancy hereunder, and except to the extent caused by the wrongful acts or negligence of Sublandlord or its agents, other subtenants, or assigns or Overlandlord; and Subtenant shall, at its own cost and expense, obtain and maintain throughout the term of this Sublease, insurance covering Sublandlord and Subtenant in the types and limits set forth on Exhibit C hereto and such other increased coverages as Sublandlord may from time to time reasonably require; such insurance to be issued by companies licensed to transact business within the state where the Sublease Premises are located and which are otherwise reasonably acceptable to Sublandlord. Subtenant shall deliver a certificate of such insurance to Sublandlord within five (5) business days prior to the Commencement Date; and certificates of renewal for such policies shall be delivered at least thirty
(30) days prior to the expiration of the then



                                      (15)
current policies. Each insurance policy shall name Subtenant and Sublandlord as parties insured and shall contain a provision that the same may not be canceled without giving Sublandlord at least ten (10) days prior written notice. If Subtenant shall fail to obtain and deliver such policies in the manner herein provided, Sublandlord may, obtain such coverage and charge the cost thereof to Subtenant as Additional Rent hereunder, to be paid by Subtenant, as and when billed. Subtenant and Sublandlord, each, hereby releases and waives, any and all claims, damages, causes of action and the like that either of them may now or hereafter have against the other, its officers, directors, employees, agents, invitees and contractors to the extent same are covered by any insurance maintained by the releasing one or would have been covered had it maintained the insurance required by this Sublease. All policies of insurance obtained by each of Sublandlord and Subtenant shall contain a waiver of the insurer's right to be subrogated to its claims against the other, its officers, directors, employees, agents, invitees and contractors.

                  9. Indemnification. Subtenant hereby agrees to indemnify, hold harmless and defend Sublandlord, its partners, officers, directors, employees and agents from and against any and all claims, damages, liabilities, costs and expenses arising as a result of, in each case, to the extent not due to the wrongful acts or negligence of Sublandlord or other sublessees or assignee of Sublandlord (other than Subtenant): (a) any breach by Subtenant of any of the representations, warranties, covenants and agreements of Subtenant under this Sublease, or (b) the conduct of business in or management of the Sublease Premises during the Term or while Subtenant is in possession of, or otherwise occupies all or any part of, the Sublease Premises (excluding claims between Sublandlord and Subtenant arising solely from them being or becoming business competitors in the software business), or (c) any work or thing whatsoever done or any condition created in or about the Sublease Premises during the Term or while Subtenant is in possession of, or otherwise occupies all or any part of, the Sublease Premises, or (d) any negligent or willful act or omission of Subtenant or of any licensee or invitee or other occupant of, or person present at, the Sublease Premises or of any employee, agent or contractor of any of the foregoing during the Term or while Subtenant is in possession of or otherwise occupies all or any part of the Sublease Premises.

                  10. Payments. Except as expressly provided to the contrary, Subtenant shall make all payments hereunder directly to Sublandlord, and the due date of each such payment (except as otherwise provided herein) shall be deemed to be five (5) business days earlier than that provided in the Overlease or the statement of Overlandlord or, if later (where Subtenant has not previously received a statement for such amounts directly from Overlandlord), five (5) business days after Subtenant has received a statement for such amounts due from Sublandlord. In the case of payments not due under the Overlease and for which no date for payment is specified herein, such payments shall be due within ten
(10) days after Sublandlord bills Subtenant therefor.

                   11. Brokerage. Each of Sublandlord and Subtenant represents that it has dealt with no other broker in connection with this transaction other than Cushman & Wakefield of Massachusetts, Inc. ("C&W") and Whittier Partners ("WP"). Each of



                                      (16)

Sublandlord and Subtenant agrees to indemnify and hold the other harmless from any claims for brokerage commissions or similar fees claimed by any person or entity (other than said brokers) arising as a result of the acts of the indemnifying party; it being understood and agreed that Subtenant shall pay any commission due to C&W and Sublandlord shall pay any commission owed to WP.

                  12. Notices. All notices hereunder to Sublandlord or Subtenant shall be given in writing and delivered by hand or national overnight courier to
(a) if to Sublandlord, at its address set forth above, Attention: General Counsel and (b) if to Subtenant, if prior to the Commencement Date, at its address set forth above and if after the Commencement Date, to the Sublease Premises, in either case, Attention: General Counsel. By notice given in the aforesaid manner, either party hereto may notify the other as to any change as to where and to whom such party's notices are thereafter to be addressed. The effective date of any notice shall be the date such notice is delivered (if by hand or by national overnight courier).

                  13.      Consent.

                  This Sublease shall have no effect unless and until Overlandlord shall have given its written consent hereto in accordance with the terms of the Overlease and shall have waived its rights, if any, to terminate Sublandlord's rights to renew or extend the Overlease. Subtenant agrees immediately to provide to Overlandlord such financial and other information concerning Subtenant and its principals and business operations as Overlandlord may reasonably request. Sublandlord shall submit this Sublease upon execution or receipt (as the case may be) for Overlandlord's approval. If Overlandlord does not give its consent to this Sublease for any reason whatsoever within thirty
(30) days after the date hereof, then either party may elect to cancel this Sublease by giving notice to the other party prior to the giving of said consent by Overlandlord to this Sublease. If either party shall have given notice of cancellation to the other party in accordance with the provision of this Section 13, then: (i) Sublandlord shall not be obligated to take any further action to obtain such consent, (ii) Sublandlord shall refund to Subtenant the installment of Minimum Rent paid by Subtenant, as well as the security (if any) deposited by Subtenant, at the execution of this Sublease, and (iii) this Sublease shall thereupon be deemed null and void and of no further force and effect, and neither of the parties hereto shall have any rights or claims against the other.

                  14. Binding Effect. The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns (to the extent permitted hereunder). Without limiting the generality of the foregoing, this Sublease shall be binding on any trustee, receiver or similar party appointed to oversee the affairs of Subtenant or its liquidation.

                  15. Modification, Waiver, etc. No modification or waiver of any of the terms hereof shall be valid or binding on either party, unless in writing duly executed by



                                      (17)
both of the parties hereto. No waiver by either party hereto of any breach hereof or default or delinquency hereunder by the other and no failure by either party hereto to require performance or satisfaction of any provision of this Sublease, shall be deemed a waiver of any subsequent breach, default or delinquency of the same or similar nature by the other, or as a waiver of the provision itself or of the full right of the claiming party to require such performance or satisfaction at any time thereafter. No failure of either party hereto to exercise any right, privilege, discretion or power given it hereunder, or to insist upon strict compliance by the other party with any obligation in this Sublease, and no custom or practice of either party hereto (or otherwise) at variance with the terms hereof shall constitute a waiver or modification of its right to demand exact compliance with the terms hereof.

                  16. Acceptance of Rent; Surrender. The receipt by Sublandlord of Minimum Rent or Additional Rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach and no provision of this Sublease shall be deemed to have been waived by Sublandlord unless such waiver be in writing signed by Sublandlord. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the Minimum Rent or Additional Rent then due hereunder shall be deemed to be other than on account of the earliest stipulated Minimum Rent or Additional Rent then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such Minimum Rent or Additional Rent or pursue any other remedy provided in this Sublease, at law, or in equity. No act or thing done by Sublandlord or Sublandlord's agents during the Sublease Term shall be deemed an acceptance of a surrender of the Sublease Premises and no agreement to accept such surrender shall be valid unless in writing signed by Sublandlord. No employee of Sublandlord or Sublandlord's agent shall have any power to accept the keys to the Sublease Premises prior to the termination of this Sublease, and the delivery of keys to any such agent or employee shall not operate as a termination of this Sublease or a surrender of the Sublease Premises.

                  17. WAIVER OF JURY TRIAL AND COUNTER CLAIMS. IT IS AGREED BY SUBLANDLORD AND SUBTENANT THAT THEY SHALL AND HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, OR SUBTENANT'S USE OR OCCUPANCY OF THE SUBLEASE PREMISES. SUBTENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM IN ANY SUMMARY PROCEEDING OR OTHER ACTION BROUGHT BY SUBLANDLORD HEREUNDER OR WITH RESPECT TO ANY MATTER ARISING HEREFROM.



                                      (18)

                  18. "As Is" Condition. Subtenant expressly acknowledges and agrees that Sublandlord has not made and is not making, and Subtenant, in executing and delivering this Sublease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Sublease. It is understood and agreed that all understandings and agreements heretofore between the parties are merged in this Sublease, which alone fully and completely expresses their agreements and that the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in the Sublease, made by the other. Sublandlord is not required to perform work of any kind, nature or description to prepare the Sublease Premises for Subtenant's occupancy.

                  19. At End of Term. Upon the expiration or sooner termination of the term of this Sublease, Subtenant shall vacate and surrender the Sublease Premises in broom-clean condition, restore the Sublease Premises as may be required under the provisions of Section 20 hereof and repair any damage to the Sublease Premises caused by any permitted removal therefrom.

                  20. Alterations. Subtenant shall not make, or cause to be made, any alterations, repairs, additions or improvements in or to the Sublease Premises except with the prior written consent thereto by Sublandlord, which consent shall not be unreasonably withheld; provided, however, subject to the receipt of all required governmental approvals, permits, licenses and the like and any other required consents, Subtenant may make alterations, repairs, additions, improvements in or to the Sublease Premises provided same are non-structural in nature, do not affect (x) the outside of the Sublease Premises or (y) its structure, do not cost more than Ten Thousand Dollars ($10,000) (other than in the case of the initial alterations to prepare the Sublease Premises for Subtenant's initial occupancy thereof, which initial alterations are more particularly described in Exhibit D) and do not (actually or potentially) result in any additional obligations to Sublandlord. In the event Sublandlord grants such consent or Subtenant is otherwise entitled to make such alterations, repairs, additions or improvements, such alterations, repairs, additions or improvements shall be performed in a good and workmanlike manner, in accordance with all applicable legal and insurance requirements. Subtenant shall not make any repairs, alterations, additions or improvements or perform any work to or on the Sublease Premises, unless prior to the commencement of such work, Subtenant shall obtain or cause to be obtained (and during the performance of such work keep in force or cause to be kept in force) public liability and workmen's compensation insurance to cover every contractor to be employed. Such policy shall name Sublandlord and Subtenant as additional insureds, shall be non-cancelable without ten (10) days' prior written notice to Sublandlord and shall be in amounts and with companies satisfactory to Sublandlord. Prior to commencement of such work, Subtenant shall deliver (or cause to be delivered) certificates of such insurance policies to Sublandlord. All repairs, alterations, additions and improvements made by Subtenant to the Sublease Premises (or any portion thereof) shall be deemed to be attached to the leasehold and to have become the property of Sublandlord upon such attachment, and upon the expiration or earlier termination of this Sublease, Subtenant shall not remove



                                      (19)
any such alterations, additions or improvements; provided, that signs, trade fixtures and portable office equipment installed by Subtenant may be removed; provided further, however, that Sublandlord may designate by written notice to Subtenant those alterations, decorations, additions and improvements which were installed by Subtenant and shall be removed by Subtenant at the expiration or termination of this Sublease, in which event Subtenant shall promptly remove the same. Provided Subtenant fully and faithfully performs its obligations hereunder and the Term is not terminated prior to the expiration of the term of the Overlease, Sublandlord shall not require Subtenant to remove any alteration except as may be required of Sublandlord by Overlandlord pursuant to the Overlease. Subtenant shall repair any damage to the Sublease Premises caused by any required or permitted removal. Subject to Subtenant delivering to Sublandlord evidence reasonably acceptable to Sublandlord that Subtenant has obtained all applicable governmental approvals, permits, licenses and the like and any required consent of Overlandlord under the Overlease and all of the same are in full force and effect, Sublandlord hereby approves the installation of Subtenant's signs in the design and at the locations on the exterior of the Sublease Premises shown on Exhibit D; provided such signs are installed in a manner hereafter reasonably approved by Sublandlord. Nothing in this Section 20 shall be construed to permit Subtenant to make any repairs, alterations, decorations, additions or improvements without first fully complying with the terms of the Overlease relating thereto.

                  21.      Defaults and Remedies.

                  (a) Supplementing the applicable provisions of the Original Lease as incorporated herein, if any one of the following events (sometimes called "Default") shall happen:

                    (i) If the Minimum Rent or Additional Rent or any part thereof or any other charges payable by Subtenant under this Sublease or any guarantor under its guarantee is not paid when and as the same are due and payable and shall remain unpaid for a period of five (5) business days after notice;

                   (ii) If any of Subtenant's covenants, agreements, obligations or conditions set forth in Section 7 hereof are not performed or complied with in any material respect within twenty-four (24) hours after written notice from Sublandlord to Subtenant of same or if any breach of the terms of this Sublease shall result in a default on the part of Sublandlord under the Overlease and Subtenant does not cause such breach of Sublandlord to be cured no later than five (5) business days prior to the expiration of any cure period under the Overlease;

                  (iii) If any other covenant, agreement, obligation, or condition of Subtenant under this Sublease (or as guarantor under its guarantee) shall not be performed or complied with by Subtenant (or guarantor) within fifteen (15) days after written notice of the same from Sublandlord to Subtenant; provided, however, that if such default is susceptible to cure but cannot be cured within such



                                      (20)
         fifteen (15) day period, Subtenant shall have such additional time as is reasonably necessary to cure such default provided that Subtenant shall have commenced to cure such default within said fifteen (15) day period, is at all times diligently prosecuting the cure of said default and Subtenant shall have notified Sublandlord that it has commenced and is diligently prosecuting such cure;

                   (iv) If Sublandlord shall give to Subtenant within any period of twelve (12) consecutive months during the Term, four (4) notices of default of the Subtenant's performance of its covenants, agreements, obligations or conditions under this Sublease pertaining to the payment of Minimum Rent, Additional Rent or any other sum or any other material obligation of Subtenant under this Sublease;

                    (v) If the Subtenant or guarantor (if any) shall, file a voluntary petition in bankruptcy, make an assignment for the benefit of creditors, shall be adjudicated a bankrupt or insolvent, shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future bankruptcy act or laws of similar import, or shall seek to consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Subtenant or of all or any substantial part of its properties or of the Sublease Premises, or if any petition in bankruptcy is filed against Subtenant or guarantor and if such petition shall not be discharged or dismissed within ninety (90) days after the filing thereof;

                   (vi)    If Subtenant shall abandon the Sublease Premises;

                  (vii) If Subtenant's interest in this Sublease be taken on execution or other process of law in any action against Subtenant, then, and in each such event, Sublandlord at any time thereafter may, at the Sublandlord's option, re-enter the Sublease premises or terminate this Sublease, without further demand or notice to Subtenant. In the event of such re-entry or termination, all of the right, title and interest of Subtenant under this Sublease, including any renewal or extension privileges, shall end. Subtenant's liability under all of the provisions of this Sublease shall continue notwithstanding any re-entry, termination or surrender, and notwithstanding the Sublandlord's pursuit of any other remedy under this Sublease. If this Sublease shall be so terminated or if Sublandlord shall so re-enter the Sublease Premises, Sublandlord, at Sublandlord's option, may relet the whole or any part or parts of the Sublease Premises from time to time, either in the name of Sublandlord or otherwise, to such subtenant or subtenants, for such term or terms ending before, on or after the date on which the Sublease Term was scheduled to expire, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Sublandlord, in its sole discretion, may determine; provided, however, that Sublandlord shall have no obligation to relet the Sublease Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Sublease Premises or any part thereof,



                                      (21)
         or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Subtenant of any liability under this Sublease or otherwise affect any such liability, and Sublandlord, at Sublandlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Sublease Premises as Sublandlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Subtenant of any liability under this Sublease or otherwise affecting any such liability. Subtenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law but not service of process. Subtenant, on its own behalf and on behalf of all persons claiming through or under Subtenant, including all creditors, does further hereby waive any and all rights which Subtenant and all such persons might otherwise have under any present or future law to redeem the Sublease Premises, or to re-enter or repossess the Sublease Premises, or to restore the operation of this Sublease, after
         (x) Subtenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (y) any re-entry by Sublandlord, or (z) any expiration or termination of this Sublease and the Sublease Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Sublease. The words "re-enter," "re-entry" and "re-entered" as used in this Sublease shall not be deemed to be restricted to their technical legal meanings.

                  (b) Upon such re-entry or termination, Sublandlord may recover possession of the Sublease Premises by summary proceedings, by force, by any suitable action or proceeding at law, or otherwise. Sublandlord may also enter and re-enter the Sublease Premises at any time after such re-entry of termination of the Lease and remove all persons and property from the Sublease Premises without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby and may have, hold and enjoy the Sublease Premises.

                  (c) (i) If Sublandlord shall re-enter the Sublease Premises or if this Sublease is terminated pursuant to this Section 21, Subtenant shall pay to Sublandlord (in addition to all Minimum Rent, Additional Rent and other charges due and payable by Subtenant on the date of such re-entry or termination), as current damages for Subtenant's default, the equivalent of the amount of Minimum Rent, Additional Rent and all other charges Subtenant would have been required to pay until the date this Sublease would have expired had such termination not occurred, minus the proceeds of any reletting.

                  (ii) Subtenant shall pay such current damages ("Deficiency Damages") to Sublandlord monthly on the days on which rent would have been payable under this Sublease if this Sublease were still in effect, and Sublandlord shall be entitled to recover each month from Subtenant Deficiency Damages as the same shall arise.



                                      (22)

                  (d) If Sublandlord re-enters the Sublease Premises or if this Sublease is terminated pursuant to this Section 21, and if Sublandlord so elects, Subtenant shall pay in addition to all Minimum Rent, Additional Rent and all other charges due and payable by Subtenant on the date of such termination, "Liquidated Final Damages." As used in this Sublease, "Liquidated Final Damages" means an amount equivalent to the present value of (x) the Minimum Rent, Additional Rent and other charges which would have been payable by Subtenant from the date of such election to the date this Sublease would have expired had it not been so terminated, minus (y) the fair and reasonable rental value of the Sublease Premises for the same period. Said present value shall be calculated by using a discount rate equal to the then Federal Reserve Discount Rate. Said Liquidated Final Damages shall become due and payable to Sublandlord immediately upon Sublandlord's notice of such election to Subtenant.

                  (e) In the event of a Default, Subtenant shall indemnify Sublandlord for all of Sublandlord's expenses incurred or paid in connection with repossessing or reletting the Sublease Premises, including without limitation, the costs of removing and storing the property of Subtenant or of any other occupant; the costs of repairing, altering, remodeling or otherwise putting the Sublease Premises into condition acceptable to a new subtenant or subtenants, brokerage and management fees, operating and security expenses of the Sublease Premises, and reasonable attorneys' fees and the value of legal services which Sublandlord shall render to itself at its then standard rates and on it then standard terms.

                  (f) In the event of any breach or threatened breach by Subtenant of any of the agreements, terms, covenants or conditions contained in this Sublease, Sublandlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise even if not specifically provided for in this Sublease.

                  (g) The rights and remedies of Sublandlord set forth herein shall be in addition to any other right and remedy now or hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Sublandlord may exercise its rights and remedies at any time, in any order, to any extent, and as often as Sublandlord deems advisable without regard to whether the exercise of one right or remedy, precedes, concurs with or succeeds the exercise of another.

                  (h) A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

                  (i) No delay or omission by Sublandlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a Default.



                                      (23)

                  (j) No waiver of a Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

                  (k) No action or inaction by Sublandlord shall constitute a waiver of a Default.

                  (l) No waiver of a Default shall be effective, unless it is in writing and signed by both Sublandlord and Subtenant.

                  22. Holding Over. If Subtenant shall hold possession of the Sublease Premises after the expiration or earlier termination of the term of this Sublease, then if Sublandlord so desires, Subtenant shall be deemed to be occupying the Sublease Premises as a Subtenant from month-to-month, at 150% of the Minimum Rent and Additional Rent prescribed herein in effect during the lease year immediately preceding such holdover period prorated to a monthly basis and subject to all the other conditions, provisions and obligations of this Sublease insofar as the same are applicable, or as the same shall be adjusted, to a month-to-month tenancy. Notwithstanding anything contained herein to the contrary, Subtenant shall not be obligated to pay twice for the use and occupancy of the Sublease Premises after the expiration or earlier termination of the Term, once to Sublandlord and once to Overlandlord.

                  23. No Privity of Estate. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the lessor under the Overlease.

                  24. Consents and Approvals. If any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, such consent or approval has not been obtained from the lessor under the Overlease. In the event that Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Sublessee shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being intended that Subtenant's sole remedy shall be an action for injunction or specific performance.

                  25. Inspection of and Access to the Sublease Premises. Sublandlord hereby reserves to itself the right to enter onto the Sublease Premises in cases of emergency and otherwise at any reasonable time and on reasonable notice to ascertain whether Subtenant is in compliance with the provisions of this Sublease.

                  26.  Environmental Compliance.

                  (a) Subject to the terms of Section 4(f), during the Sublease Term or during the occupancy of Subtenant hereunder, Subtenant shall not cause or allow any hazardous waste, toxic substances, or toxic hazardous materials (collectively, "Hazardous Materials") to be present, used, generated, stored, or disposed of on, under or about, or



                                      (24)
transported to or from, the Sublease Premises (collectively, "Hazardous Materials Activities") except in strict compliance with all applicable Regulations (as hereinafter defined) and using all necessary and appropriate precautions.

                  (b) Subject to the terms of Section 4(f), Subtenant hereby indemnifies and holds harmless Sublandlord from any liability, including reasonable counsel fees and litigation costs, with respect to any Hazardous Materials Activities conducted on or about the Sublease Premises during the Sublease Term or while Subtenant is in occupancy of any part of the Sublease Premises whether or not consented to by Sublandlord or Overlandlord. Subtenant shall indemnify, defend with counsel, and hold Sublessor harmless from and against any claims, damages, costs and liabilities arising out of any and all such Hazardous Materials Activities.

                  (c) For purposes hereof, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "toxic substances", or "hazardous wastes" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; Resource Conservation and Recovery Act of 1976 ("RCRA"); Hazardous Materials Transportation Act; all other laws and ordinances governing similar matters; and any regulations adopted and publications promulgated pursuant thereto (collectively, "Regulations"), as they may be amended from time to time.

                  (d) Subtenant shall immediately notify Sublandlord both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an "imminent hazard" under RCRA.

                  27.      Miscellaneous.

                  (a) This Sublease is made in the state where the Sublease Premises are located and shall be governed by and construed under the laws thereof. This Sublease supersedes any and all other or prior understandings, agreements, covenants, promises, representations or warranties of or between the parties (which are fully merged herein). The headings in this Sublease are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  (b) Subtenant shall deposit with Sublandlord on each of July 1, 1998, October 1, 1998, January 1, 1999 and April 1, 1999 an amount equal to one-quarter (1/4) of the then monthly installment of Minimum Rent (without regard to Section 2(b) above) as security for the faithful performance and observance by Subtenant of the terms, covenants, conditions and provisions of this Sublease, including, without limitation, the surrender of possession of the Sublease Premises to Sublandlord as herein provided. Amounts so deposited shall
(i) be held in trust by Sublandlord, (ii) deposited into a separate account and
(iii) not be commingled with the other funds of Sublandlord. The interest earned on such deposited sums shall be for the benefit of Sublandlord. If a default beyond applicable notice and grace periods, if any, shall occur and be continuing, Sublandlord may apply the whole or any part of the amounts so deposited (i) toward the



                                      (25)
payment of any Minimum Rent, Additional Rent or any other item of rental as to which Subtenant is in default, (ii) toward any sum which Sublandlord may expend or be required to expend by reason of Subtenant's default in respect of any of the terms, covenants and conditions of this Sublease, including, without limitation, any damage, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred or suffered by Sublandlord, and (iii) toward any damage or deficiency incurred or suffered by Sublandlord in the reletting of the Sublease Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Sublandlord. If Sublandlord applies or retains any part of the amounts so deposited Subtenant, upon demand, shall deposit with Sublandlord the amount so applied or retained. If Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the amounts so deposited shall be returned to Subtenant after delivery of possession of the Sublease Premises to Sublandlord at the end of the Term. Sublandlord shall have the right to transfer the amounts so deposited to any assignee of Sublandlord's interest hereunder and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such amounts. Subtenant shall look solely to the new Sublandlord for the return of thereof. The provisions hereof shall apply to every transfer or assignment. Subtenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security (other than as part of a general assignment or pledge of all or substantially all of the assets of the Subtenant) and neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance whether or not permitted.

                  (c) Notwithstanding anything herein to the contrary, Subtenant shall have the right to terminate this Sublease on notice given not later than October 5, 1997 if before that date (i) Overlandlord has not offered to enter into a so-called recognition agreement with Subtenant pursuant to which (x) Overlandlord agrees to recognize Subtenant's tenancy of the Sublease Premises in the event of the termination of the Overlease and (y) Subtenant shall attorn to Overlandlord in the event of the termination of the Overlease and (ii) Subtenant does not receive and estoppel certificate from the lessee under the Existing Sub-Sublease acceptable to Subtenant. Such recognition agreement shall be on terms satisfactory to Overlandlord and Subtenant. If this Sublease is terminated pursuant to this Section 27(c), Sublandlord shall refund any prepaid rent to Subtenant.

         (d) In the event of a dispute between Sublandlord and Subtenant with respect to the reasonableness of Sublandlord's decision to refuse to consent or approve a matter which Sublandlord has expressly agreed herein not to reasonably withhold its consent and approval, such dispute shall be settled and finally determined by arbitration in Boston, Massachusetts in accordance with the "expedited arbitration" procedures of the commercial arbitration rules then in effect of the American Arbitration Association (the "AAA"), or its successors, the arbitrator shall be a person having at least ten (10) years experience as to the subject matter in questions. If at the time such arbitration is to be held, the AAA is not in existence and has no successor, the arbitrator shall be appointed



                                      (26)
by the chief or senior judge of the United States District Court for the District of Massachusetts, upon application of Subtenant. After being duly appointed, the arbitrator shall proceed with all reasonable dispatch to determine the question submitted. The arbitrator shall have no power to alter, modify or amend the terms of this Sublease, but shall enforce the terms hereof as written. The decision of the arbitrator shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties. In the event the arbitrators determine that Sublandlord unreasonably withheld its consent in violation of the terms of this Sublease, then, as the sole remedy of Subtenant (so long as Sublandlord has acted in good faith), Sublandlord shall be deemed to have given its consent as of the date of the arbitrator's determination. Any award of the arbitrators shall be limited to a determination as to whether Sublandlord acted reasonably in withholding any such consent. The costs of such arbitration (including all reasonable attorney's fees) shall be shared equally by the parties hereto, unless differently allocated in the arbitration award.

         (e) Provided this Sublease is in full force and effect, after November 6, 1997, Subtenant shall be entitled to record a notice hereof in the appropriate land records.

                  IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first written above.

                              Sublandlord:

                              COMPUTERVISION CORPORATION


                              By: /s/ Anthony N. Fiore, Jr.
                                 -------------------------------------------
                                 Name: Anthony N. Fiore, Jr.
                                 Title:  Vice President and General Counsel


                              Subtenant:

                              CAYENNE SOFTWARE, INC.


                              By: /s/Peter J. Boni
                                 ------------------------------------------
                                  Name: Peter J. Boni
                                  Title: President and CEO


                                      (27)